SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K/A
                                (AMENDMENT NO. 1)

                                  CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported)  December 15, 1998


                              Level 8 Systems, Inc.
              (Exact Name of Registrant as Specified in its Charter)

         Delaware                    0-26392                11-2920559
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
of Incorporation)                                         Identification No.)





                                 1250 Broadway
                                  35th Floor
                           New York, New York  10001
                     (Address of Principal Executive Offices)

       Registrant's telephone number, including area code  (212) 244-1234


                                     N/A
          (Former Name or Former Address, if Changed Since Last Report)










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Item 4.     Changes in Registrant's Certifying Accountant.

     On December 15, 1998, Level 8 Systems, Inc. and its subsidiaries (the "Company") dismissed Grant Thornton LLP ("Grant Thornton") as its independent auditors.

     The decision to change independent auditors was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. The decision to dismiss Grant Thornton was made in conjunction with the recently announced acquisition of Seer Technologies, Inc. ("Seer") by the Company. Given the size of the Company following the acquisition of Seer, the Company believed that it required a larger firm with greater resources. The Company is in the process of selecting a new accounting firm.

     Grant Thornton had served as independent auditors of the Company since January 1998, succeeding Lurie, Besikof, Lapidus & Co., LLP, who served as independent auditors to the Company (and the Company's predecessor entities) for the ten years preceding its January 28, 1998 replacement by Grant Thornton.

     During the most recent fiscal year and any subsequent interim period, none of Grant Thornton's reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the preparation of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, the Company discussed with Grant Thornton whether the Company should recognize as revenue in the third quarter of 1998 $2.96 million the Company had billed Microsoft Corporation. The Company expressed the view that all of that revenue should be reflected in the third quarter. Grant Thornton expressed the view that none of that revenue should be reflected in the third quarter. After discussion, the Company deferred the recognition of all such revenue and indicated in the Form 10-Q that it was in the process of determining how long generally accepted accounting principles required the Company to continue to defer recognizing such revenue. Subject to the foregoing, there have been no disagreements with Grant Thornton regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Letters from Grant Thornton have been filed as exhibits to this report.

     In planning and performing the audit of the financial statements of the Company for the year ended December 31, 1997, Grant Thornton noted certain internal control structure matters that it considered reportable conditions under standards established by the American Institute of Certified Public Accountants. Reportable conditions involve matters relating to significant deficiencies in the design or operation of the internal control structure that could adversely affect the organization's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements.

     On or about May, 7, 1998, Grant Thornton provided the Company with an audit communications letter regarding such reportable conditions. This amendment to

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the Company's Form 8-K filed with the Commission on December 22, 1998 sets forth the reportable conditions discussed in the audit communications letter from Grant Thornton. The Company is addressing these issues and is in the process of engaging a major national accounting firm to perform the audit of its 1998 financial statements, as well as assist the Company in addressing these issues.

     Software Service Transactions.

     During 1997, the Company began entering into multi-year contracts that were non-cancelable or included significant cancellation penalties. To entice customers to sign for this extended period of time, the Company offered substantial discounts or free service periods. Grant Thornton recommended that the Company recognize the complexity of these arrangements and the need to address the effects on revenue recognition. Due to the unique circumstances surrounding these types of transactions, Grant Thornton stressed the importance of the Company's Chief Financial Officer reviewing these contracts on a case-by-case basis, with specific emphasis on ensuring proper revenue recognition by reviewing cancellation provisions and allocations of revenue and discounts to products covered by the contract. Grant Thornton identified that there were no standard agreements - each was separately negotiated and accordingly the terms of each agreement needed to be assessed for revenue recognition issues. Grant Thornton suggested that this made it difficult for the Company personnel to determine revenue recognition under SOP 91-1, and may become an even greater issue under SOP 97-2.

     Grant Thornton noted that accounting personnel of the Company appeared to be unaware of certain key transactions, or aspects of transactions, which may have been a result of a lack of adequate communication.

     Cash Collections and Billings.

     Grant Thornton noted that cash collections had been "poor" throughout 1997 and early 1998. Grant Thornton identified a number of factors:

  Lack of written documentation and purchase orders from customers to support sales, before the amount was invoiced.

  Lack of communication between sales and accounting departments of delivery and payment terms, leading to problems when collection calls were made by the accounting staff.

  Long lead times between performance of work and the sending of invoices to customers.

     Grant Thornton recommended that management of the Company develop formal credit and collection policies providing for regular follow-up communication with customers once accounts are 30 days past due. Grant Thornton also recommended that management of the Company consider using sales personnel to help with collections, in an appropriate manner. The Company paid commissions upon recognition of a sale, and Grant Thornton recommended that the Company consider payment only after the Company is paid. Grant Thornton also recommended that management develop an objective formula to determine the minimum amount of the allowance for doubtful accounts.

     During its audit of the Company for fiscal 1997, Grant Thornton noted items that gave rise to concerns encompassing the timeliness and efficiency of the Company's billing process and the accuracy of information provided to customers. According to Grant Thornton, lack of an efficient process had led to relatively large amounts being recorded as "unbilled" receivables. In addition, Grant Thornton noted that numerous problems were encountered when collecting amounts recorded as overdue with customers stating they had received invoices only days prior to the collection call. Grant Thornton suggested that systems should be implemented to ensure all expense claims and time sheets are received on a timely basis, and unbilled revenue should be maintained at zero or an insignificant amount.

     Software Development Costs.

     FASB 86 requires that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detailed program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reports at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight line amortization over the remaining estimated economic life of the product.

     Grant Thornton suggested that sensitive decisions relating to capitalization and amortization of software development costs should be documented and supported. All details, such as date of and rationale behind technological feasibility and the date of general availability for sale to the public, should be recorded.

     Insufficient Accounting Personnel.

     According to Grant Thornton, staffing levels at the Company did not appear sufficient to deal with the growth in the Company's sales. In addition, the accounting clerk at the Company resigned effective December 31, 1997, which Grant Thornton suggested resulted in delays in performing routine accounting functions such as cash collections and billings as well as providing schedules required to complete the year end audit.

     The Company's Chief Financial Officer performed or assisted in practically all of the Company's accounting functions, account reconciliations, general ledger posting, financial reporting and various others. Grant Thornton believed that by his involvement in such a myriad of activities, chances of errors were increased. Grant Thornton believed that priorities should be redirected from daily mundane bookkeeping chores to more important functions. Grant Thornton recommended that management perform a review of staffing levels at the Company and hire additional staff where required.

     Lack of Internal Controls and Accounting Systems - General.

     Grant Thornton reported that the size of the Company's accounting department precluded strict segregation of accounting functions and a detailed system of internal controls. Grant Thornton believed there were a number of areas in which controls and systems could be improved.




Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit

99.1 Letter from Grant Thornton LLP regarding change in certifying accountant, dated December 22, 1998 (incorporated by reference to Exhibit 16 to the Registrant's Form 8-K filed as of December 22,
            1998).

99.2 Letter from Grant Thornton LLP dated January 11, 1999 regarding
            Form 8-K/A (filed herewith).

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LEVEL 8 SYSTEMS, INC.


Date: January 11, 1999                 By:/s/Steven Dmiszewicki
                                          --------------------------
                                       Name:Steven Dmiszewicki
                                       Title:Chief Operating Officer

                                  Exhibit 99.2


                        [LETTERHEAD OF GRANT THORNTON LLP]


January 11, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Level 8 Systems, Inc.
     File No. 0-26392

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Level 8 Systems, Inc. filed January 11, 1999, and agree with the statements contained therein.


Very truly yours,

/s/Grant Thornton LLP





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